Exhibit 10.1

2010 Executive Officer Annualized Base Salaries

The annualized base salaries for our executive officers for 2010 (effective April 1, 2010) are as follows:

Name	Title	Annualized Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$462,000

Robin G. Seim	Vice President, Finance, Administration and Manufacturing, and Chief Financial Officer	$265,000

J. Christopher Drew	Senior Vice President, Field Operations	$294,000

Dan S. Johnston	Vice President and General Counsel	$245,000

Nhat Ngo	Vice President, Strategy and Business Development	$245,000

Marga Ortigas-Wedekind	Vice President, Global Marketing and Product Development	$265,000